UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 27, 2008
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 27, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Alkermes, Inc. (“Alkermes” or the “Company”) set the range of equity compensation for fiscal year 2009 for Richard F. Pops, the Company’s Chairman of the Board of Directors (the “Chairman”) and David A. Broecker, the Company’s President and Chief Executive Officer (the “CEO”) at 0 to 500,000 shares. The Board of Directors of Alkermes adopted the following as Company objectives for fiscal year 2009: successfully commercialize Vivitrol®; build and enhance our proprietary pipeline; and hit our financial targets. The Committee established certain criteria for the payment of time-vesting equity awards to the Chairman and the CEO based upon these Company objectives. In order for the Chairman and the CEO to receive such an equity award, at least 33% of the Company objectives set forth in the 2009 Plan must be met; a maximum award to the Chairman and the CEO requires the Committee to determine that substantial achievement of a majority of such objectives has occurred.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: May 28, 2008	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer

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